UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2022

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01	Entry Into a Material Definitive Agreement.

The disclosure contained below in in Item 8.01 related to the Preferred Issuance Agreement, and the Exhibit 10.1 to this Current Report on Form 8-K, are hereby incorporated by reference into this Item 1.01.

Item 8.01	Other Events.

As previously disclosed by Biostage, Inc. (the “Company”, “we,” “our,” and “us”) in its periodic filings with the Securities and Exchange Commission, on April 14, 2017, representatives for the estate of an individual plaintiff filed a wrongful death complaint with the Suffolk Superior Court, in the County of Suffolk, Massachusetts, against the Company and other defendants, including Harvard Bioscience, Inc. (or HBIO), the former parent of the Company that spun off the Company in 2013, as well as another third party. The complaint seeks payment for an unspecified amount of damages and alleges that the plaintiff sustained terminal injuries allegedly caused by products provided by certain of the named defendants and utilized in connection with surgeries performed by third parties in Europe in 2012 and 2013.

On April 27, 2022, the Company and HBIO executed a settlement with the plaintiffs (the “Settlement”), which resolves all claims relating to the litigation.

The Settlement will result in the dismissal with prejudice of the wrongful death claim, and neither the Company nor HBIO admit any fault or liability in connection with the claim. The Settlement also resolves any and all claims by and between the parties and the Company’s products liability insurance carriers, which will result in the dismissal with prejudice of all claims asserted by or against those carriers, the Company and HBIO.

In relation to the litigation, Settlement and related legal expenses, the Company estimates that it has or will incur approximately $6.0 million of costs, of which, approximately $5.7 million remain unpaid. The Company is required to either pay such costs directly or indemnify HBIO as to such amounts it incurs. Of such amounts, Company anticipates that HBIO will pay an aggregate amount of $4.0 million by the end of the second quarter of 2022.  With respect to these indemnification obligations of the Company to HBIO pertaining to the costs described above, the Company and HBIO have entered into a Preferred Issuance Agreement dated as of April 27, 2022 (or the PIA). In connection with the PIA, the Company and HBIO have agreed that once HBIO has paid at least $4.0 million in such costs, to satisfy the Company’s indemnification obligations with respect thereto, in lieu of paying cash, the Company will issue senior convertible preferred stock to HBIO that will contain terms as described in the PIA, including the term sheet attached thereto. In addition, as described above, the Company will continue to pay, or otherwise indemnify HBIO as to its payment thereof, the remaining legal expenses incurred in connection with the litigation, Settlement and related matters. Assuming the issuance of such preferred stock, the Company currently estimates that the remaining aggregate amount of such costs it will be obligated to pay will be approximately $1.7 million.

The issuance of such preferred stock, and the terms thereof, are subject to the negotiation and execution of definitive documents relating thereto, but in accordance with the PIA, such preferred stock will automatically convert into shares of common stock of the Company upon the earlier to occur of the Company’s offering that includes common stock (whether private placement or public offering) that coincides with its uplisting onto NASDAQ, its public offering that includes common stock following the issuance of the preferred stock, or its initial private placement that includes common stock following the issuance of the preferred stock in the event the gross proceeds of such private placement are $4,000,000 or more. In addition, in accordance with the PIA, such preferred stock will also be subject to optional conversion by HBIO at any time and prior to any such automatic or optional conversion, will have dividends paid quarterly in additional shares of preferred stock at a rate of 8% per annum. The preferred stock will also have customary liquidation preferences, and certain limited consent and piggyback registration rights. The PIA, including the related term sheet, is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the PIA is subject to, and qualified in its entirety by, such document, which is incorporated into this Item 8.01 by reference.

Forward-Looking Statements

This Current Report on Form 8-k includes statements that are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include, but are not limited to, statements relating to the litigation matters described above and the impact of such matters, including on our financial condition and operations. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this Form 8-k, including, among other things, factors described under the heading "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 or described in the Company's other public filings. The forward-looking statements in this Form 8-k speak only as of the date of this Form 8-k. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Preferred Issuance Agreement
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

April 28, 2022	/s/ David Green
(Date)	David Green
Interim Chief Executive Officer

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